                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports dated  February 15, 2007,  relating to the financial  statements and financial  highlights which appear in the December 31,
2006 Annual  Reports to  Shareholders  of the  Disciplined  Growth Fund,  Equity
Growth Fund, NT Equity Growth Fund,  Global Gold Fund, Income & Growth Fund,
Long-Short  Equity Fund, Small Company Fund, NT Small Company Fund and Utilities
Fund, which are also incorporated by reference into the Registration  Statement.
We  also  consent  to  the  references  to  us  under  the  headings  "Financial
Highlights",  "Independent  Registered  Public  Accounting  Firm" and "Financial
Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
April 24, 2007